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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     BALLY TOTAL FITNESS HOLDING CORPORATION
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                (Name of Registrant as Specified In Its Charter)


     PARDUS EUROPEAN SPECIAL OPPORTUNITIES MASTER FUND L.P., PARDUS CAPITAL
          MANAGEMENT L.P., PARDUS CAPITAL MANAGEMENT LLC, KARIM SAMII,
            CHARLES J. BURDICK, BARRY R. ELSON AND DON R. KORNSTEIN
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
 1)  Title of each class of securities to which transaction applies:____________
 2)  Aggregate number of securities to which transaction applies:_______________
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________
 4)  Proposed maximum aggregate value of transaction:___________________________
 5)  Total fee paid:____________________________________________________________
     [_]  Fee paid previously with preliminary materials.
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
 1)  Amount Previously Paid:____________________________________________________
 2)  Form, Schedule or Registration Statement No.:______________________________
 3)  Filing Party:
 4)  Date Filed:_______________________________________________

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

         On November 17, 2005, Pardus European Special Opportunities Master Fund L.P., a limited partnership formed under the laws of the Cayman Islands (the "Fund"), Pardus Capital Management L.P., a Delaware limited partnership ("PCM"), Pardus Capital Management LLC, a Delaware limited liability company ("PCM LLC") and Mr. Karim Samii, the sole member of PCM LLC, filed Amendment Number 9 (the "Amendment") to the Schedule 13D (as amended, the "Schedule 13D") originally filed by PCM with the Securities and Exchange Commission. The Amendment amends the previously filed Item 4 disclosure in the Schedule 13D by adding the following:

         "The Reporting Persons have attached as Exhibit 4 to this Schedule 13D a Notice of Nomination (the "Notice") nominating three highly qualified independent candidates for election to the Company's board of directors at the upcoming annual meeting of the Company's stockholders presently scheduled for January 26, 2005 (the "Annual Meeting"), which was delivered to the Company's Secretary on or about November 17, 2005. The Fund notified the Company in the Notice of its nomination of Charles J. Burdick, Barry R. Elson and Don R. Kornstein to serve as directors in the class of directors whose term expires on the date of the Annual Meeting:

         Charles J. Burdick is presently a non executive director of Singer & Friedlander, a financial services group providing its clients with banking, asset finance, treasury and investment management services. From January 2005 until summer of 2005 he was the Chief Executive Officer of HIT Entertainment Plc, the leading provider of pre-school children's entertainment listed on the London Stock Exchange with a market capitalization of $1.0 billion. Mr. Burdick stepped down from his position as CEO of HIT Entertainment after providing transition support to the new management team following the successful sale of HIT Entertainment in May 2005. From 1996 until 2002, he was the Chief Financial Officer and then from August 2002 until July 2004 he was the Chief Executive Officer and a director of Telewest Communications, the second largest cable company in the United Kingdom. He has held a series of financial positions with Time Warner, US WEST, and MediaOne, specializing in corporate finance, mergers and acquisitions, and international treasury. He is also presently a member of the PCM Advisory Board which advises PCM and its affiliates from time to time with respect to investment strategies, assessing business viability, sourcing transactions and valuing potential investments. Mr. Burdick does not receive and is not entitled to any compensation or remuneration for serving on the PCM Advisory Board and he does not have any investment interest in the Fund or any of its affiliates. Mr. Burdick received his M.B.A. from UCLA and B.A. in Economics from UC Santa Barbara.

         Barry R. Elson is the Acting  Chief  Executive  Officer and a
         director of Telewest Global, Inc., a provider of entertainment and communication services. Mr. Elson became Chairman and a director of Telewest in November 2003 and then in February 2004 he resigned as Chairman, although not as a director, and was appointed as the Acting Chief Executive Officer of Telewest Communications and the Acting Chief Executive Officer of Telewest Global, Inc. From July 2001 to October 2003, he was the President of Pilot Associates, a management consulting/coaching firm specializing in the broadband-telephony-video industry for Wall Street clients. From November 2000 to June 2001, he was Chief Operating
         Officer of Urban Media, a Silicon Valley venture capital backed building centric CLEC start-up with nationwide operations. From September 1997 to November 2000, he was President of Conectiv Enterprises and Corporate Executive Vice President of Conectiv, a diversifying $4.2 billion energy company in the middle Atlantic states. From February 1983 until September 1997, he was a senior executive with Cox Communications where he rose through a series of senior line operating positions to be


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


         Executive Vice President of Operations with company-wide $1.4 billion profit and loss responsibility. Mr. Elson earned his M.B.A. with distinction from Cornell University and earned his B.A. with honors from Dartmouth College.

         Don R. Kornstein has been a consultant for the past five years specializing in strategic, financial and management advisory services. Since 2002, Mr. Kornstein has been the founder and managing member of Alpine Advisors LLC which provides value enhancing strategic, management, operational and financial consulting services to a wide range of companies with varying needs. From 2000 until 2001, in his capacity as a consultant, Mr. Kornstein served as the interim Chief Operating Officer to First World Communications, Inc. where he was brought in by Texas Pacific Group to restructure and stabilize three telecom and internet businesses in anticipation of a sale, which was successfully completed within 12 months. From 1994 until 2000, Mr. Kornstein served as the Chief Executive Officer, President and a director of Jackpot Enterprises, Inc., an NYSE listed company engaged in the gaming industry through the operation of over 5000 gaming devices in a variety of retail establishments and casinos. From 1977 until 1994, Mr. Kornstein was an investment banker with Bear, Stearns & Co. Inc. At the time of his departure in 1994 from Bear, Stearns & Co., Inc., he was a Senior Managing Director, the Group Head of the Gaming & Leisure Group and a member of the Investment Banking Commitment Committee. From 2003 until 2005, Mr. Kornstein was a member of the board of directors of Shuffle Master, Inc. (NASDAQ) where he was a member of the Audit, Compensation and Governance Committees. From 1995 until 2003 he was a member of the board of directors of Varsity Brands, Inc. (AMEX) where he served as the Chairman of the Compensation Committee, past Chairman of the Audit Committee and the Chairman of the Exploratory and Negotiating Committee where he had primary responsibility for successfully reviewing, evaluating and negotiating strategic alternatives on behalf of the board. Mr. Kornstein earned his M.B.A. in finance and accounting from Columbia University Graduate School of Business, attended the Stanford Law School's Directors' College, and earned his B.A. with honors in Economics from the University of Pennsylvania.

         The Notice also advises the Company of the Fund's intent to present a stockholder proposal at the Annual Meeting. The Reporting Persons have also attached as Exhibit 5 to this Schedule 13D a letter, dated November 17, 2005, from PCM to the Company's board of directors recommending that the board consider two highly qualified individuals to fill the vacancies in the classes of directors of the Company not otherwise up for election at the Annual Meeting.

         Except as otherwise described in this Item 4 of this Schedule 13D, as amended, the acquisition of the Shares by the Fund is for investment purposes on behalf of the Fund."

         On or about November 17, 2005, the Fund delivered a Notice of Nomination (the "Notice"), nominating three highly qualified independent candidates for election to the Company's board of directors at the upcoming annual meeting of the Company's stockholders presently scheduled for January 26, 2005 (the "Annual Meeting") to the Company's Secretary. The Fund notified the Company in the Notice of its nomination of Charles J. Burdick, Barry R. Elson and Don R. Kornstein to serve as directors in the class of directors whose term expires on the date of the Annual Meeting. The Notice also advises the Company of the Fund's intent to present a stockholder proposal at the Annual Meeting. Additionally, on November 17, 2005, PCM sent a letter to the Company's board of directors recommending that the board consider two highly qualified individuals to fill the vacancies in the classes of directors of the Company not otherwise up for election at the Annual Meeting. A copy of the Notice is attached hereto as Exhibit 1, and a copy of the November 17, 2005 letter delivered to the Board is attached hereto as Exhibit 2.


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


         The Fund is the beneficial owner of 5,087,693 shares of the common stock, par value $0.01 per share (the "Shares"), of the Company, including the 1000 shares of common stock owned of record. PCM serves as the investment manager of the Fund and possesses sole power to vote and direct the disposition of all Shares held by the Fund. PCM LLC, as the general partner of PCM, and Mr. Karim Samii, as the sole member of PCM LLC, may be deemed to be the beneficial owners of all the Shares held by the Fund; however, PCM LLC and Mr. Karim Samii disclaim beneficial ownership of all the Shares held by the Fund. Messrs.
Burdick, Elson and Kornstein do not beneficially own any securities of the Company and do not have any personal ownership interest, direct or indirect, in any securities of the Company. Mr. Burdick currently serves on the PCM Advisory Board which advises PCM and its affiliates from time to time with respect to investment strategies, assessing business viability, sourcing transactions and valuing potential investments. The PCM Advisory Board members do not have any oversight responsibility or discretion over the investments made by or on behalf of PCM and its affiliates and the PCM Advisory Board members do not (except to the extent publicly disclosed by the Fund) have any knowledge of the investments held by PCM and its affiliates from time to time. Mr. Burdick does not receive and is not entitled to any compensation or remuneration for serving on the PCM Advisory Board from the Fund or any of its affiliates. The PCM Advisory Board members have the ability to invest up to an aggregate of $10,000,000 in the Fund and certain of its affiliates. Presently Mr. Burdick does not have any investment interest in the Fund or any of its affiliates.

         The persons filing this Schedule 14A are PCM, the Fund, PCM LLC and Messrs. Samii, Burdick, Elson and Kornstein (collectively, the "Reporting Persons"). Based on information provided by the Company, as of September 30, 2005 there were 36,083,560 shares of the Company's common stock issued and outstanding. Thus, the Fund and PCM are deemed to beneficially own, and PCM LLC and Mr. Karim Samii may be deemed to beneficially own, 5,087,693 Shares, or 14.1% of the shares of the Company's issued and outstanding common stock. Pursuant to Rule 13d-3(d) of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, and included in the 5,087,693 Shares beneficially owned by the Fund, the Fund and PCM are deemed, and PCM LLC and Mr. Samii may be deemed, to be the beneficial owner of 87,693 shares issued by the Company to the Fund as consideration that the Fund elected to receive in connection with a consent solicitation commenced by the Company on October 18, 2005. PCM LLC and Mr. Samii disclaim beneficial ownership of all Shares held by the Fund. The consent solicitation expired at 5:00 p.m. on November 1, 2005 and the Fund expects to receive the 87,693 additional shares from the Company shortly after after the tenth business day following such expiration date.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY THE REPORTING PERSONS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE ISSUER AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A PROXY SOLICITATION IS CONTAINED IN THIS SCHEDULE 14A AND THE
SCHEDULE 13D FILED BY PCM WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2005, AS AMENDED BY AMENDMENT NO. 1, DATED SEPTEMBER 6, 2005, AMENDMENT NO. 2, DATED SEPTEMBER 6, 2005, AMENDMENT NO. 3, DATED SEPTEMBER 8, 2005, AMENDMENT NO. 4, DATED SEPTEMBER 15, 2005, AMENDMENT NO. 5, DATED SEPTEMBER 23, 2005, AMENDMENT NO. 6, DATED OCTOBER 6, 2005, AMENDMENT NO. 7, DATED OCTOBER 17, 2005, AMENDMENT NO. 8, DATED OCTOBER 24, 2005 AND AMENDMENT NO. 9, DATED November 17, 2005, FILED BY THE FUND, PCM, PCM LLC AND MR. SAMII (AS AMENDED, THE "SCHEDULE 13D"), WITH RESPECT TO BALLY TOTAL FITNESS HOLDING
CORPORATION. THE SCHEDULE 13D IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.


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